Exhibit 99.1

Air Lease Corporation Announces First Quarter 2017 Results

Los Angeles, California, May 4, 2017 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three months ended March 31, 2017.

•	Revenues:
o	$360.2 million for the three months ended March 31, 2017
•	Diluted earnings per share:
o	$0.78 for the three months ended March 31, 2017
•	Adjusted diluted earnings per share before income taxes:
o	$1.33 for the three months ended March 31, 2017
• Margin:
o	Pre-tax margin of 37.2% for the three months ended March 31, 2017
o	Adjusted pre-tax margin of 40.7% for the three months ended March 31, 2017
•	Return on equity:
o	Pre-tax return on equity of 17.4% for the trailing twelve months ended March 31, 2017
o	Adjusted pre-tax return on equity of 18.8% for the trailing twelve months ended March 31, 2017

Highlights

•	Added 11 aircraft with a cost of $825.0 million ending the quarter with $12.6 billion in aircraft with a weighted average age of 3.7 years and a weighted average lease term remaining of 6.9 years.
•	Signed 34 lease agreements and 19 letters of intent adding five additional airlines to our customer base.
•	Minimum future contracted rentals for our current and future fleet increased to $24.0 billion.
•	Placed 91% of our order book on long-term leases for aircraft delivering through 2019.
•	Completed a senior unsecured notes offering in March 2017, issuing $500 million at 3.625%, maturing in 2027.
•

Entered into an agreement to sell and continue to manage a fleet of 19 aircraft to Thunderbolt Aircraft Lease Limited ("Thunderbolt"), a group of third party investors. We expect the sale of all aircraft to be completed by the end of 2017.

•

In May 2017, completed an amendment to our Syndicated Unsecured Revolving Credit Facility, increasing the capacity to $3.7 billion and extending the final maturity to May 2021 with an interest rate of LIBOR plus 1.05%.

•

Declared a quarterly cash dividend of $0.075 per share on our outstanding common stock for the first quarter of 2017.  The dividend will be paid on July 11, 2017 to holders of record of our common stock as of June 14, 2017.

“Our forward lease placements and leasing business continued to perform well with consistently high margins. During the first quarter, we successfully focused on a strategic opportunity to sell and manage a portfolio of 19 mid-life aircraft. We took advantage of favorable market conditions by issuing a 10 year bond and upsized our bank revolver. Looking forward, we are continuing to capitalize on incremental aircraft acquisition opportunities to help offset further delays on Airbus deliveries,” said John L. Plueger, Chief Executive Officer and President.

“Our team did an excellent job executing on our goals for the business during the first quarter of 2017. Throughout the quarter, we saw solid lease demand under attractive terms including robust placements of both our new generation single-aisle and twin-aisle aircraft. We also continue to see demand from buyers of our used Boeing and Airbus aircraft. We view the slowing of new aircraft orders as healthy for the industry in the face of record backlogs and ongoing strain in the global supply chain,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three months ended March 31, 2017 and 2016 (in thousands, except share amounts):

	Three Months Ended March 31,
	2017	2016	$ change	% change
Revenues	$360,187	$343,328	$16,859	4.9%
Income before taxes	$133,878	$143,991	$(10,113)	(7.0)%
Net income	$84,937	$92,858	$(7,921)	(8.5)%
Adjusted net income before income taxes(1)	$146,643	$151,141	$(4,498)	(3.0)%
Diluted EPS	$0.78	$0.85	$(0.07)	(8.2)%
Adjusted diluted EPS before income taxes(1)	$1.33	$1.38	$(0.05)	(3.6)%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes and a reconciliation to their most comparable GAAP financial measures.

Flight Equipment Portfolio

As of March 31, 2017, our fleet was comprised of 243 owned aircraft, with a weighted-average age and remaining lease term of 3.7 years and 6.9 years, respectively, and 31 managed aircraft.  We have a globally diversified customer base of 86 airlines in 54 countries.

During the quarter ended March 31, 2017, we took delivery of 11 aircraft from our order book and sold five aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	March 31, 2017	December 31, 2016
Fleet size	243	237
Managed fleet	31	30
Order book	353	363

Weighted-average fleet age(1)	3.7 years	3.8 years
Weighted-average remaining lease term(1)	6.9 years	6.9 years
Aggregate fleet net book value	$12.6 billion	$12.0 billion

Current fleet contracted rentals	$9.8 billion	$9.4 billion
Committed fleet rentals	$14.2 billion	$14.4 billion
Total committed rentals	$24.0 billion	$23.8 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	March 31, 2017	December 31, 2016
Region	% of Net Book Value	% of Net Book Value
Europe	30.4%	29.5%
Asia (excluding China)	22.7%	22.7%
China	21.8%	23.0%
The Middle East and Africa	8.7%	7.8%
Central America, South America and Mexico	6.8%	7.8%
U.S. and Canada	6.0%	5.4%
Pacific, Australia and New Zealand	3.6%	3.8%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	March 31, 2017		December 31, 2016
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	3	1.2%	3	1.3%
Airbus A320-200	44	18.1%	44	18.6%
Airbus A320-200neo	3	1.2%	1	0.4%
Airbus A321-200	31	12.8%	31	13.1%
Airbus A330-200	17	7.0%	17	7.2%
Airbus A330-300	5	2.1%	5	2.1%
Boeing 737-700	8	3.3%	8	3.4%
Boeing 737-800	101	41.6%	95	40.1%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	9.9%	22	9.3%
Boeing 787-9	4	1.6%	3	1.3%
Embraer E190	1	0.4%	6	2.4%
Total	243	100.0%	237	100.0%

Debt Financing Activities

We ended the first quarter of 2017 with total debt, net of discounts and issuance costs, of $9.1 billion resulting in a debt to equity ratio of 2.63:1.

Our debt financing was comprised of unsecured debt of $8.6 billion, representing 93.1% of our debt portfolio as of March 31, 2017 as compared to 92.4% as of December 31, 2016.  Our fixed rate debt represented 85.1% of our debt portfolio as of March 31, 2017 as compared to 83.5% as of December 31, 2016.  Our composite cost of funds was 3.48% as of March 31, 2017 as compared to 3.42% as of December 31, 2016.

Our debt financing was comprised of the following at March 31, 2017 and December 31, 2016 (dollars in thousands):

	March 31, 2017	December 31, 2016
Unsecured
Senior notes	$7,451,917	$6,953,343
Revolving credit facility	706,000	766,000
Term financings	205,258	211,346
Convertible senior notes	199,994	199,995
Total unsecured debt financing	8,563,169	8,130,684
Secured
Term financings	582,345	619,767
Export credit financing	49,911	51,574
Total secured debt financing	632,256	671,341

Total debt financing	9,195,425	8,802,025
Less: Debt discounts and issuance costs	(92,736)	(88,151)
Debt financing, net of discounts and issuance costs	$9,102,689	$8,713,874
Selected interest rates and ratios:
Composite interest rate(1)	3.48%	3.42%
Composite interest rate on fixed-rate debt(1)	3.69%	3.69%
Percentage of total debt at fixed-rate	85.10%	83.48%

(1)	This rate does not include the effect of upfront fees, undrawn fees or discount and issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 4, 2017 at 4:30 PM Eastern Time to discuss the Company's financial results for the first quarter of 2017.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 1622593.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on May 4, 2017 until 7:30 PM ET May 11, 2017. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 1622593.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Mary Liz DePalma

Director of Investor Relations

Email: mdepalma@airleasecorp.com

Media:

Laura St. John

Manager, Media and Investor Relations

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$155,758	$274,802
Restricted cash	18,330	16,000
Flight equipment subject to operating leases	14,280,318	13,597,530
Less accumulated depreciation	(1,657,268)	(1,555,605)
	12,623,050	12,041,925
Deposits on flight equipment purchases	1,331,693	1,290,676
Other assets	348,209	352,213
Total assets	$14,477,040	$13,975,616
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$223,374	$256,775
Debt financing, net of discounts and issuance costs	9,102,689	8,713,874
Security deposits and maintenance reserves on flight equipment leases	874,206	856,335
Rentals received in advance	102,632	99,385
Deferred tax liability	714,907	667,060
Total liabilities	$11,017,808	$10,593,429
Shareholders’ Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 103,163,730 and 102,844,477 shares at March 31, 2017 and December 31, 2016, respectively	1,012	1,010
Class B non-voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,237,250	2,237,866
Retained earnings	1,220,970	1,143,311
Total shareholders’ equity	$3,459,232	$3,382,187
Total liabilities and shareholders’ equity	$14,477,040	$13,975,616

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Revenues
Rental of flight equipment	$354,653	$317,198
Aircraft sales, trading and other	5,534	26,130
Total revenues	360,187	343,328

Expenses
Interest	67,063	60,960
Amortization of debt discounts and issuance costs	8,992	7,161
Interest expense	76,055	68,121

Depreciation of flight equipment	123,909	108,575
Selling, general and administrative	22,572	19,402
Stock-based compensation	3,773	3,239
Total expenses	226,309	199,337

Income before taxes	133,878	143,991
Income tax expense	(48,941)	(51,133)
Net income	$84,937	$92,858

Net income per share of Class A and B common stock
Basic	$0.83	$0.90
Diluted	$0.78	$0.85
Weighted-average shares outstanding
Basic	102,947,611	102,679,411
Diluted	111,429,926	110,563,526

Other financial data
Pre-tax profit margin	37.2%	41.9%
Adjusted net income before income taxes(1)	$146,643	$151,141
Adjusted margin before income taxes(1)	40.7%	44.4%
Adjusted diluted earnings per share before income taxes(1)	$1.33	$1.38
Pre-tax return on equity (TTM)	17.4%	17.2%
Adjusted pre-tax return on equity (TTM)(1)	18.8%	18.5%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$84,937	$92,858
Amortization of debt discounts and issuance costs	8,992	7,161
Stock-based compensation	3,773	3,239
Insurance recovery on settlement	—	(3,250)
Provision for income taxes	48,941	51,133
Adjusted net income before income taxes	$146,643	$151,141
Adjusted margin before income taxes(1)	40.7%	44.4%

(1)	Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$84,937	$92,858
Amortization of debt discounts and issuance costs	8,992	7,161
Stock-based compensation	3,773	3,239
Insurance recovery on settlement	—	(3,250)
Provision for income taxes	48,941	51,133
Adjusted net income before income taxes	$146,643	$151,141
Assumed conversion of convertible senior notes	1,424	1,454
Adjusted net income before income taxes plus assumed conversions	$148,067	$152,595
Weighted-average diluted shares outstanding	111,429,926	110,563,526
Adjusted diluted earnings per share before income taxes	$1.33	$1.38

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except share and per share amounts):

	Trailing Twelve Months March 31,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$367,004	$326,917
Amortization of debt discounts and issuance costs	32,773	29,986
Stock-based compensation	17,475	17,115
Insurance recovery on settlement	(2,000)	(7,750)
Provision for income taxes	203,121	179,528
Adjusted net income before income taxes	$618,373	$545,796

Shareholders' equity as of March 31, 2016 and 2015, respectively	$3,104,403	$2,785,184
Shareholders' equity as of March 31, 2017 and 2016, respectively	$3,459,232	$3,104,403
Average shareholders' equity	$3,281,818	$2,944,794

Adjusted pre-tax return on equity (TTM)	18.8%	18.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Operating Activities
Net income	$84,937	$92,858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	123,909	108,575
Stock-based compensation	3,773	3,239
Deferred taxes	48,941	51,133
Amortization of debt discounts and issuance costs	8,992	7,161
Loss/(Gain) on aircraft sales, trading and other activity	462	(20,979)
Changes in operating assets and liabilities:
Other assets	(24,048)	9,446
Accrued interest and other payables	(30,549)	(22,483)
Rentals received in advance	3,247	(1,204)
Net cash provided by operating activities	219,664	227,746
Investing Activities
Acquisition of flight equipment under operating lease	(597,254)	(458,435)
Payments for deposits on flight equipment purchases	(200,549)	(200,908)
Proceeds from aircraft sales, trading and other activity	96,840	191,824
Acquisition of aircraft furnishings, equipment and other assets	(51,464)	(52,845)
Net cash used in investing activities	(752,427)	(520,364)
Financing Activities
Issuance of common stock upon exercise of options and warrants	864	—
Cash dividends paid	(7,714)	(5,129)
Tax withholdings on stock-based compensation	(5,252)	(5,877)
Net change in unsecured revolving facilities	(60,000)	879,000
Proceeds from debt financings	487,955	100,000
Payments in reduction of debt financings	(46,598)	(680,885)
Net change in restricted cash	(2,330)	38
Debt issuance costs	(1,531)	(198)
Security deposits and maintenance reserve receipts	56,165	26,920
Security deposits and maintenance reserve disbursements	(7,840)	(15,112)
Net cash provided by financing activities	413,719	298,757
Net increase/(decrease) in cash	(119,044)	6,139
Cash and cash equivalents at beginning of period	274,802	156,675
Cash and cash equivalents at end of period	$155,758	$162,814
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $11,402 and $9,470 at March 31, 2017 and 2016, respectively	$90,059	$86,481
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$220,610	$290,195
Cash dividends declared, not yet paid	$7,736	$5,142